UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - November 19, 2008

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0-6508 (Commission File Number)	13-3458955 (IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

    (d)   On November 19, 2008, Michael G. Brudek was elected a director of the Company to fill a vacancy on the board. Mr. Brudek was the President and majority stockholder of Val-U-Tech Corp. ("VUT"), a wire and cable harness interconnect business, in Victor, New York from 1994 until its acquisition by the Company on May 30, 2008. From May 30, 2008 until November 14, 2008, Mr. Brudek continued to serve as President of VUT. In connection with Mr. Brudek's election as director, the Company and Mr. Brudek entered into an Indemnity Agreement, similar in form to that entered into with each of the other directors and with each of the executive officers, which provides for the indemnification of such directors and officers in certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: November 26, 2008	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer